UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 13, 2020

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phillip A. Gobe

On March 13, 2020, Phillip A. Gobe was appointed as Chief Executive Officer of ProPetro Holding Corp. (the “Company” or “ProPetro”) and will no longer serve as the Company’s Executive Chairman. In connection with that appointment, Mr. Gobe will continue to serve as the Company’s principal executive officer (as contemplated by Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and also continue to serve as the Chairman of the board of directors of the Company (the “Board”), a position he has held since July 11, 2019.

There are no arrangements or understandings between Mr. Gobe and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer. There are no family relationships between Mr. Gobe and any director or executive officer of the Company, and Mr. Gobe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gobe will receive an annualized base salary of $800,000 and will be eligible (i) to receive an annual cash bonus with a target value of 100% of his base salary under the Amended and Restated ProPetro Holding Corp. Senior Executive Incentive Bonus Plan (the “Bonus Plan”) (adjusted for 2020 to reflect his position, duties and compensation prior to and following his appointment as Chief Executive Officer), (ii) to participate in the ProPetro Services, Inc. Executive Severance Plan (the “Executive Severance Plan”) as a “Tier 1 Executive” (as defined in the Executive Severance Plan) and (iii) to participate in those benefit plans and programs of the Company available to similarly situated executives. Mr. Gobe also received an equity award consisting of performance share units (“PSUs”) with a grant date target value of approximately $1,320,000 and restricted stock units (“RSUs”) with a grant date value of approximately $880,000, in each case, under the ProPetro Holding Corp. 2017 Incentive Award Plan (the “Incentive Plan”) in connection with his appointment as Chief Executive Officer of the Company.

Dale Redman

On March 13, 2020, Dale Redman informed the Board of his intent to resign from his position as the Chief Executive Officer and as a member of the Board, effective March 13, 2020 (the “Redman Separation Date”). Mr. Redman did not resign as a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. In connection with his resignation, on March 13, 2020, the Company and Mr. Redman entered into a separation agreement and release (the “Separation Agreement”) pursuant to which, among other things, Mr. Redman (i) acknowledged his resignation from employment with the Company as of the Redman Separation Date; (ii) agreed to additional restrictive covenants that result in a total of a five-year non-competition and non-solicitation obligation (an increase from the one-year non-competition and three-year non-solicitation obligation set forth in the Employment Agreement by and between Mr. Redman and the Company dated April 17, 2013 and in the award agreements documenting Mr. Redman’s equity awards under the Incentive Plan); and (iii) executed a release of claims in favor of the Company.

Mr. Redman will receive the following severance payments and benefits:

•	the value of all earned but unpaid base salary and accrued but unused vacation as of the Redman Separation Date;
•	an extension of the exercise period applicable to the stock options granted under the Stock Option Plan of ProPetro Holding Corp. (the “Option Plan”) and the Incentive Plan (together with the Option Plan, the “Equity Plans”) that are vested and outstanding as of the Redman Separation Date (the “Redman Vested Options”) such that the Redman Vested Options will remain exercisable until the one-year anniversary of the Redman Separation Date;
•	the ability to exercise the Redman Vested Options using a “cashless exercise” during the exercise period such that Mr. Redman does not have to deliver any cash to exercise the Redman Vested Options but the number of shares of the Company’s common stock, par value $0.001 (“Stock”) delivered by the Company upon the exercise of the Redman Vested Options shall be reduced by the number of shares of Stock equal in value to the applicable exercise price and the associated tax withholding; and
•	full reimbursement for the cost of continuation coverage for Mr. Redman, his spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the 18-month period following the Redman Separation Date, or, if earlier, the date that Mr. Redman becomes covered under the group health plan of another employer.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Jeffrey D. Smith

On March 13, 2020, Jeffrey D. Smith was appointed as a Special Advisor to the Chief Executive Officer and will no longer serve as the Chief Administrative Officer or an executive officer of the Company. Effective as of March 13, 2020, the Company and Mr. Smith entered into a letter agreement (the “Smith Letter Agreement”) memorializing the terms of his role and related matters. Pursuant to the terms of the Smith Letter Agreement, Mr. Smith shall continue to receive an annualized base salary of $425,000 but the Compensation Committee of the Board does not anticipate Mr. Smith receiving any future awards under the Incentive Plan in his new role. Mr. Smith will no longer be eligible to receive an annual cash bonus under the Bonus Plan, including for the 2020 fiscal year. In addition, the Smith Letter Agreement terminated the Employment Agreement by and between Mr. Smith and the Company dated April 17, 2013 (the “Smith Employment Agreement”), effective as of March 13, 2020, except that the restrictive covenants set forth in Section 6 of the Smith Employment Agreement shall continue in full force and effect.

In addition, the Smith Letter Agreement provides Mr. Smith with the following benefits in exchange for his agreement to additional restrictive covenants that result in a total of a five-year non-competition and non-solicitation obligation (an increase from the one-year non-competition and three-year non-solicitation obligation set forth in the Smith Employment Agreement and in the award agreements documenting Mr. Smith’s equity awards under the Incentive Plan):

•	an extension of the exercise period applicable to the stock options granted under the Option Plan that are vested and outstanding as of the date of Mr. Smith’s “Termination of Employment” (as defined in the Option Plan) (the “Smith Extended Options”) such that the Smith Extended Options remain exercisable until the one-year anniversary of the date of Mr. Smith’s Termination of Employment; and
•	“cashless exercise” of the stock options granted under the Equity Plans that are outstanding as of March 13, 2020 (the “Smith Vested Options”) within the exercise periods described in the applicable award agreements and the Equity Plans (as modified by the Smith Letter Agreement for the Smith Extended Options) such that Mr. Smith does not have to deliver any cash to exercise the Smith Vested Options but the number of shares of Stock delivered by the Company upon the exercise of the Smith Vested Options shall be reduced by the number of shares of Stock equal in value to the applicable exercise price and the associated tax withholding.

The foregoing description of the Smith Letter Agreement is not complete and is qualified in its entirety to the full text of the Smith Letter Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Executive Severance Plan

On March 13, 2020, the Board adopted the Executive Severance Plan, pursuant to which certain officers of the Company are eligible to receive severance payments and benefits, as described in more detail below. Additionally, on March 13, 2020, Phillip Gobe entered into a participation agreement (the “Gobe Participation Agreement”) pursuant to the Executive Severance Plan in which he (i) agreed to terminate his letter agreement with the Company, dated October 3, 2019 (the “Gobe Letter Agreement”), provided that certain confidentiality and non-disclosure covenants included in the Gobe Letter Agreement will survive such termination and (ii) became eligible to receive the severance benefits provided for under the Executive Severance Plan, pursuant to the terms and conditions of the Executive Severance Plan.

Participants in the Executive Severance Plan are classified as either a “Tier 1 Executive,” “Tier 2 Executive” or “Tier 3 Executive” (each as defined in the Executive Severance Plan) and will be eligible to receive varying benefits based upon their classification in the event of certain terminations of employment as described below. Currently, Mr. Gobe is the only participant in the Executive Severance Plan classified as a Tier 1 Executive.

Upon a termination without “Cause” or a resignation for “Good Reason” (each as defined in the Executive Severance Plan), participants in the Executive Severance Plan will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 2.0 (for Tier 1 Executives), 1.5 (for Tier 2 Executives) or 1.0 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred;
•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and
•	Reimbursement for a portion of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Upon a termination without Cause or a resignation for Good Reason within 12 months following a “Change in Control” (as defined in the Executive Severance Plan), participants in the Executive Severance Plan will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 3.0 (for Tier 1 Executives), 2.0 (for Tier 2 Executives) or 1.5 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus as in effect immediately prior to the Change in Control;
•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives;
•	a lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year; and
•	full reimbursement of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the COBRA, for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “Disability” (as defined in the Executive Severance Plan), then the participant will be eligible to receive the following benefits:

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and
•	a lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year.

In order to receive any of the foregoing severance benefits under the Executive Severance Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Executive Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Executive Severance Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Internal Revenue Code of 1986, as amended, the Executive Severance Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

The foregoing description of the Executive Severance Plan and the participation agreements thereunder is not complete and is qualified in its entirety by reference to the full text of the Executive Severance Plan, the form of participation agreement for the Executive Severance Plan and the Gobe Participation Agreement, which are attached as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On March 16, 2020, the Company issued a press release announcing the management changes discussed herein. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with performing additional procedures to position the Company’s principal executive and principal financial officers to be in a position to certify the Company’s future filings with the Securities and Exchange Commission (“SEC”), the Company discovered that its former chief executive officer entered into a pledge agreement covering all of the Company’s common stock owned by him at that time as collateral for a personal loan in January 2017, in violation of the shareholders agreement then in place, and the Company believes the pledge agreement remains in effect. This pledge was not appropriately disclosed to the Company and therefore was not disclosed in the Company’s prior SEC filings that included management share ownership. The Company’s former chief executive officer sold 370,370 shares of the Company’s common stock in the Company’s initial public offering in March 2017. The Company formally adopted its Insider Trading Compliance Policy (“Insider Trading Policy”) in March 2017, which prohibits pledging the Company’s securities as collateral to secure loans. The Company also believes that, in 2018 in connection with another personal loan, its former chief executive officer executed a share pledge that was subsequently replaced with a negative pledge with respect to all of the Company’s common stock owned by him at that time or acquired thereafter and engaged in other inappropriate conduct in connection with these personal loans. The Company also believes that it did not appropriately disclose the 2018 pledge in the Company’s prior SEC filings that included management share ownership.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, dated March 13, 2020, by and between Dale Redman and ProPetro Holding Corp.
10.2	Letter Agreement, dated March 13, 2020, by and between Jeffrey D. Smith and ProPetro Holding Corp.
10.3	ProPetro Services, Inc. Executive Severance Plan.
10.4	Form of Participation Agreement pursuant to the ProPetro Services, Inc. Executive Severance Plan.
10.5	Participation Agreement pursuant to the ProPetro Services, Inc. Executive Severance Plan, between Phillip A. Gobe and ProPetro Services, Inc., dated March 13, 2020.
99.1	Press release dated March 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: March 16, 2020	By:	/s/ Darin G. Holderness
Darin G. Holderness
Interim Chief Financial Officer